EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


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       SUBSIDIARY NAME              DATE OF INCORPORATION                       BUSINESS PURPOSE
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SUBSIDIARIES OF BANKATLANTIC BANCORP, INC.

ATM Services, Inc.                        May 1991                Operates ATM equipment.

BankAtlantic, A Federal Savings Bank      February 1952           A federal savings bank that provides traditional retail banking services.

BBC Capital Trust 1                       March 1997              A statutory business trust.

Cruise ATM Services, Inc.                 October 1996            Operates ATM equipment located aboard cruise ships.

Florida Atlantic Securities, Inc.         April 1997              Brokerage firm.

National Viatical Funding Corporation     June 1997               Viatical services.

TSC Holding, Inc.                         November 1995           Invests in tax certificates.


SUBSIDIARIES OF BANKATLANTIC, A FEDERAL SAVINGS BANK

BANC Servicing  Center, Inc.              September 1995          Provides mortgage servicing and quality control services.

BankAtlantic Development Corporation      December 1982           Invested in various real estate joint ventures that acquired, developed, sold and leased real property.

BankAtlantic Factors, Inc.                January 1997            Factors receivables.

BankAtlantic Leasing, A Florida  Corp.    August 1989             Funded automobile leases.

BankAtlantic Venture Partners 1, Inc.     December 1985           Invests in real estate joint ventures.

BankAtlantic Venture Partners 2, Inc.     December 1986           Invests in real estate joint ventures.

BankAtlantic Venture Partners 3, Inc.     December 1987           Invests in real estate joint ventures.

BankAtlantic Venture Partners 4, Inc.     December 1987           Invests in real estate joint ventures.

BankAtlantic Venture Partners 5, Inc.     December 1987           Invests in real estate joint ventures.

BNA Management and Acquisition
  Services, Inc.*                         February 1991           Inactive.

Bank North America Mortgage Corp*         December 1993           Inactive.

Fidelity Service Corporation              October 1970            Custodial vehicle for mortgage documents and agreements in connection with sales to FNMA.

Gateway Center, Inc.                      January 1994            Holds title of operations center.

Hammock Homes, Incorporated               October 1990            Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 1, Incorporated                 February 1991           Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 2, Incorporated                 February 1991           Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 3, Incorporated                 February 1991           Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 4, Incorporated                 February 1991           Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 7, Incorporated                 May 1991                Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 11, Incorporated                May 1991                Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 12, Incorporated                May 1991                Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 13, Incorporated                May 1991                Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 14, Incorporated                May 1991                Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 15, Incorporated                January 1990            Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 16, Incorporated                June 1992               Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 18, Incorporated                June 1992               Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 19, Incorporated                June 1992               Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 20, Incorporated                June 1992               Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 21, Incorporated*               February 1991           Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 87, Incorporated                March 1987              Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 88, Incorporated                May 1988                Takes title, manages, and disposes of BankAtlantic's tax lien acquisitions.

Heartwood 90, Incorporated                November 1990           Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 91, Incorporated                January 1991            Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 91-1 Incorporated               February 1986           Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 91-2, Incorporated              July 1987               Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 91-3, Incorporated              December 1985           Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood 91-4, Incorporated              January 1986            Takes title, manages, and disposes of BankAtlantic's foreclosures.

Heartwood Promenade, Incorporated         July 1988               Takes title, manages, and disposes of BankAtlantic's foreclosures.

Professional Valuation Services, Inc.     October 1987            Originally formed for the purpose of preparing appraisals of properties on a fee basis and currently receives commissions from a broker-dealer on security sales at BankAtlantic branches.

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*Acquired BNA subsidiaries on October 11, 1996.

All subsidiaries are incorporated in the State of Florida except for Cruise ATM Services, Inc. which is a Nevada Corporation , BBC Capital Trust I, which is a Delaware Corporation and BankAtlantic, A Federal Savings Bank which is incorporated in the United States of America.